EXHIBIT 99.1

Issuer Direct Reports Fourth Quarter and Full Year 2023 Results – Quarterly

Revenue of $7.5 million, an increase of 6% from Q4 2022

RALEIGH, NC / ACCESSWIRE / March 7, 2024 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications company, today reported its operating results for the three months and full year ended December 31, 2023.

“During the fourth quarter we continued our trend of achieving increases in key financial metrics on a year-over-year basis. Specifically, revenues, gross margins and Adjusted EBITDA were all up over the same quarter of the prior year, momentum we believe will continue through this year and beyond. Additionally, I am encouraged by the progress and investments we made at the end of the year in product innovation, which allowed us to release our Media Suite solution on schedule. We believe Media Suite will be an enabling solution for us and allow our continued growth in the PR communications space,” said Brian R. Balbirnie, Issuer Direct’s Chief Executive Officer.

•	Revenues increased 6% to $7.5M from $7.1M in Q4 2022.
•	Adjusted EBITDA of $1.2M increased from $1M in Q4 2022.
•	Subscriptions increased to 1,053 compared to 1,002 in Q4 2022.

Balbirnie continued, “Furthermore, our communications business grew to 73% of revenues in 2023, up 4% from the prior year, driven by our news distribution business. We expect this percentage of overall revenues to continue to grow as we look to further expand our market share, build pipeline and launch our new communications products.”

Fourth Quarter 2023 Highlights:

•

Revenue - Total revenue was $7,539,000, a 6% increase from $7,139,000 in Q4 2022 and flat compared to Q3 2023. Communications revenue increased 2% from Q4 2022 and decreased 7% from Q3 2023. The increase from Q4 2022 is primarily due to an additional month of revenue for Newswire, which was acquired on November 1, 2022. The decrease in Communications revenue from Q3 2023 is primarily drive by a decrease in revenue associated with Newswire, partially offset by an increase in revenue from ACCESSWIRE. Communications revenue was 75% of total revenue for Q4 2023, compared to 78% for Q4 2022 and 80% for Q3 2023. Revenue from our Compliance business increased 20% from Q4 2022 and 27% from Q3 2023. The increase in Compliance revenue is primarily related to an increase in revenue from our print and proxy fulfillment services due to larger projects during the quarter and an increase in revenue from our transfer agent business due to an increase in market activity and corporate actions and directives.

•

Gross Margin - Gross margin for Q4 2023 was $5,572,000, or 74% of revenue, compared to $5,263,000, or 74% of revenue, during Q4 2022 and $5,772,000, or 76%, in Q3 2023. Communications gross margin was 74%, flat compared to Q4 2022 and down 1% with Q3 2023.

•

Operating Loss - Operating loss was $105,000 for Q4 2023, as compared to operating income of $44,000 during Q4 2022. The decrease in operating income despite an increase in gross margin is primarily due to an increase in operating expenses. Operating expenses increased primarily due to an increase in bad debt expense and amortization expense attributed to intangible assets related to the Newswire acquisition.

•	Net Loss - On a GAAP basis, net loss was $726,000, or $(0.19) per diluted share during Q4 2023, compared to net loss of $109,000, or $(0.03) per diluted share during Q4 2022.
•	Operating Cash Flows - Cash flows from operations for Q4 2023 were $770,000 compared to $994,000 in Q4 2022.
•

Non-GAAP Measures – Q4 2023 EBITDA was $234,000, or 3% of revenue, compared to $589,000, or 8% of revenue, during Q4 2022. Adjusted EBITDA was $1,065,000, or 14% of revenue, for Q4 2023 compared to $1,015,000, or 14% of revenue, for Q4 2022. Non-GAAP net income for Q4 2023 was $575,000, or $0.15 per diluted share, compared to $665,000, or $0.18 per diluted share, during Q4 2022. Adjusted free-cashflow was $687,000 for Q4 2023 compared to $1,999,000 for Q4 2022.

1

Full Year 2023 Highlights:

•

Revenue - Total revenue was $33,378,000, a 42% increase from $23,514,000 in 2022. Communications revenue increased 50% compared to 2022, primarily related to the acquisition of Newswire, which is all included in Communications revenue. We also generated increased revenue from our ACCESSWIRE business, which increased 10% compared to 2022. Communications revenue was 73% of total revenue compared to 69% in 2022. Revenue from our Compliance business increased 24% in 2023 compared to 2022. The increase is primarily related to an increase in revenue from our print and proxy fulfillment services due to a few significant transactions which occurred during the year, as well as an increase in revenue from our transfer agent services due to an increase in market activity and corporate actions and directives.

•

Gross Margin - Gross margin was $25,449,000, or 76% of revenue, compared to $17,830,000, also 76% of revenue in 2022. Communications gross margin was 76% down 1% from 2022. The decrease in gross margin is primarily related to an increase in distribution costs as we continue to expand our reach and global footprint.

•

Operating Income - Operating income was $2,816,000 compared to $2,669,000 in 2022. The increase in operating income is due to an increase in revenue, partially offset by an increase in operating expenses. The increase in operating expenses is primarily due to additional costs incurred to operate Newswire, as well as an increase in bad debt expense and amortization expense attributed to intangible assets related to the Newswire acquisition.

•

Net Income - On a GAAP basis, net income was $766,000, or $0.20 per diluted share compared to $1,934,000, or $0.52 per diluted share in 2022. Despite the increase in operating income, net income decreased because it was impacted by interest expense associated with our new credit agreement and the debt incurred to finance the Newswire acquisition, as well as a one-time cost to extinguish our debt associated with the Newswire transaction.

•	Operating Cash Flows - Cash flows from operations for 2023 were $3,060,000 compared to $4,019,000 in 2022.
•

Non-GAAP Measures – EBITDA for the full year 2023 was $5,381,000, or 16% of revenue, compared to $3,702,000, or 16% of revenue, in 2022. Adjusted EBITDA for the full year of 2023 was $7,728,000, or 23% of revenue, compared to $4,867,000 or 21% of revenue during 2022. Non-GAAP net income for 2023 was $4,889,000, or $1.28 per diluted share, compared to $3,548,000, or $0.95 per diluted share, in 2022. Adjusted free-cashflow was $3,325,000 for 2023 compared to $5,122,000 for 2022.

Key Performance Indicators:

•	As of December 31, 2023, we had 11,924 customers who had an active contract during the past twelve months, compared to 8,218 as of December 31, 2022. Active customers included 4,261 and 1,196 Newswire customers during 2023 and 2022, respectively.
•	During the quarter, the Company had 1,053 subscriptions, compared to 1,002 subscriptions during the same period last year. The Company defines a subscription as any customer who enters into a contract for a minimum of one year for one or more products.

2

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments, other unusual items and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000’s, except per share amounts)

CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended December 31,
	2023	2022
	Amount	Amount

Net loss:	$(726)	$(109)
Adjustments:
Depreciation and amortization	739	545
Interest expense	299	110
Income tax (benefit) expense	(78)	43
EBITDA:	234	589
Acquisition and/or integration expenses (1)	116	173
Other non-recurring expenses (2)	400	49
Stock-based compensation expense(3)	315	204
Adjusted EBITDA:	$1,065	$1,015

	Year Ended December 31,
	2023	2022
	Amount	Amount

Net income:	$766	$1,934
Adjustments:
Depreciation and amortization	2,956	1,033
Interest expense	1,116	11
Income tax expense	543	724
EBITDA:	5,381	3,702
Acquisition and/or integration expenses (1)	546	263
Other non-recurring expenses (2)	436	139
Stock-based compensation expense(3)	1,365	763
Adjusted EBITDA:	$7,728	$4,867

(1)	This adjustment gives effect to one-time corporate projects, including acquisition and integration expenses, incurred during the periods.
(2)

For the three months ended December 31, 2023, this adjustment give effect for the loss on the change in fair value of our interest rate swap. For the year ended December 31, 2023, this adjustment gives effect to a $370,000 payment related to the early extinguishment of our Seller Note, one-time non-recurring expenses of $45,000 and a loss on the change in fair value of our interest rate swap of $21,000. For the three months ended December 31, 2022, this adjustment is for termination benefits paid during the period. For the year ended December 31, 2022, this adjustment gives effect to a one-time executive recruiting fee of $90,000 and termination benefits of $49,000.

(3)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects

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CALCULATION OF NON-GAAP NET INCOME

	Three Months Ended December 31,
	2023		2022
	Amount	Per diluted share	Amount	Per diluted share

Net income (loss):	$(726)	$(0.19)	$(109)	$(0.03)
Adjustments:
Amortization of intangible assets (1)	685	0.18	492	0.13
Stock-based compensation (2)	315	0.08	204	0.06
Other unusual items (3)	516	0.13	222	0.06
Tax impact of adjustments (4)	(318)	(0.08)	(193)	(0.05)
Impact of discrete items impacting income tax expense (5)	103	0.03	49	0.01
Non-GAAP net income:	$575	$0.15	$665	$0.18

	Year Ended December 31,
	2023		2022
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$766	$0.20	$1,934	$0.52
Adjustments:
Amortization of intangible assets (1)	2,741	0.72	816	0.22
Stock-based compensation (2)	1,365	0.35	763	0.20
Other unusual items (3)	982	0.26	402	0.11
Tax impact of adjustments (4)	(1,068)	(0.28)	(416)	(0.11)
Impact of discrete items impacting income tax expense (5)	103	0.03	49	0.01
Non-GAAP net income:	$4,889	$1.28	$3,548	$0.95

1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
2)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)

For the three months ended December 31, 2023, this adjustment gives effect for the loss on the change in fair value of our interest rate swap of $400,000 and one-time corporate projects, including acquisition and/or integration related expenses of $116,000 incurred during the period. For the year ended December 31, 2023, this adjustment gives effect to one-time corporate projects, including acquisition and/or integration related expenses incurred during the period of $546,000 and a $370,000 payment related to the early extinguishment of our Seller Note, $45,000 of one-time, non-recurring expenses as well as a loss on the change in fair value of our interest rate swap of $21,000. For the three months ended December 31, 2022, this adjustment gives effect to one-time corporate projects, including acquisition and integration expenses of $173,000 and termination benefits paid of $49,000. For the year ended December 31, 2022, this adjustment gives effect to a one-time executive recruiting fee of $90,000, acquisition and integration expenses of $263,000, and termination benefits paid of $49,000.

4)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.
5)

This adjustment eliminates discrete items impacting income tax expense. In 2022, discrete items relate to a return to provision adjustment as well as additional tax expense resulting from stock-based compensation recorded in income tax for the period.

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CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended December 31,
	2023	2022
	Amount	Amount

Net cash provided by operating activities	$770	$994
Payments for purchase of fixed assets and capitalized software	(158)	(14)
Free cash flow	612	980
Cash paid for acquisition and/or integration items(1)	75	970
Cash paid for other unusual items(2)	—	49
Adjusted free cash flow	$687	$1,999

	Year Ended December 31,
	2023	2022
	Amount	Amount

Net cash provided by operating activities	$3,060	$4,019
Payments for purchase of fixed assets and capitalized software	(503)	(66)
Free cash flow	2,557	3,953
Cash paid for acquisition and/or integration items(1)	373	1,060
Cash paid for other unusual items(2)	395	109
Adjusted free cash flow	$3,325	$5,122

1)

For the three months and full year ended December 31, 2023, this adjustment gives effect to one-time corporate projects, including acquisition and/or integration related expenses, paid during the periods. For the three months and full year ended December 31, 2022, this adjustment relates to payments for representation and warranty insurance of $500,000 and $325,000 related to Newswire opening balance sheet costs that were not recouped until Q1 2023. Additionally, these numbers include payments for one-time corporate projects, including acquisition and integration expenses of $145,000 and $235,000, during the three months and full year ended December 31, 2022, respectively.

2)

For the year ended December 31, 2023, this adjustment gives effect to a one-time payment of $370,000 related to the early payment of the Seller Note. For the three months and full year ended December 31, 2022, this adjustment relates to $49,000 of termination benefits paid during the period. Additionally, for the full year ended December 31, 2022, this adjustment includes $60,000 paid for executive recruiting expenses.

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Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	March 7, 2024
Time:	4:30 p.m. eastern time
Toll & Toll Free:	973-528-0011| 888-506-0062
Access Code:	506923
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1/49994

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	919-882-2331| 877-481-4010
Passcode:	49994
Webcast Replay & Transcript	http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct is a leading communications company, providing solutions for both Public Relations and Investor Relations Professionals for over 18 years. Our comprehensive solutions are used by thousands of customers from emerging startups to multi-billion-dollar global brands, ensuring their most important moments are reaching the right audiences, via our industry-leading newswire, IR website solutions, events technology, and compliance solutions. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the coronavirus pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2023, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

(919)-481-4000

brian.balbirnie@issuerdirect.com

Hayden IR

Brett Maas

(646)-536-7331

brett@haydenir.com

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

6

ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$5,714	$4,832
Accounts receivable (net of allowance for credit losses of $1,119 and $745, respectively)	4,368	2,978
Income tax receivable	232	51
Other current assets	1,190	1,559
Total current assets	11,504	9,420
Capitalized software (net of accumulated amortization of $3,424 and $3,364, respectively)	556	138
Fixed assets (net of accumulated depreciation of $765 and $610, respectively)	495	625
Right-of-use asset – leases (See Note 10)	1,022	1,277
Other long-term assets	158	136
Goodwill	21,927	22,498
Intangible assets (net of accumulated amortization of $9,562 and $6,821, respectively)	29,490	32,231
Total assets	$65,152	$66,325
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,308	$1,374
Accrued expenses	1,919	2,255
Income taxes payable	11	157
Current portion of long-term debt	4,000	22,000
Deferred revenue	5,412	5,405
Total current liabilities	12,650	31,191
Long-term debt (net of debt discount of $87 and $0, respectively) (see Note 6)	15,913	—
Deferred income tax liability	139	572
Lease liabilities – long-term (See Note 10)	1,009	1,339
Other long-term liabilities	21	—
Total liabilities	29,732	33,102

Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023 and 2022, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,815,212 and 3,791,020 shares issued and outstanding as of December 31, 2023 and 2022, respectively.	4	4
Additional paid-in capital	23,531	22,147
Other accumulated comprehensive loss	(49)	(96)
Retained earnings	11,934	11,168
Total stockholders' equity	35,420	33,223
Total liabilities and stockholders’ equity	$65,152	$66,325

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)
Revenues	$7,539	$7,139	$33,378	$23,514
Cost of revenues	1,967	1,876	7,929	5,684
Gross profit	5,572	5,263	25,449	17,830
Operating costs and expenses:
General and administrative	2,296	2,060	8,935	6,963
Sales and marketing expenses	1,993	2,056	8,251	5,922
Product development	664	572	2,551	1,306
Depreciation and amortization	724	531	2,896	970
Total operating costs and expenses	5,677	5,219	22,633	15,161
Operating (loss) income	(105)	44	2,816	2,669
Interest expense, net	(299)	(110)	(1,116)	(11)
Other expense	(400)	—	(391)	—
Income (loss) before taxes	(804)	(66)	1,309	2,658
Income tax expense (benefit)	(78)	43	543	724
Net income (loss)	$(726)	$(109)	$766	$1,934
Income per share – basic	$(0.19)	$(0.03)	$0.20	$0.52
Income per share – fully diluted	$(0.19)	$(0.03)	$0.20	$0.52
Weighted average number of common shares outstanding – basic	3,813	3,730	3,802	3,720
Weighted average number of common shares outstanding – fully diluted	3,826	3,748	3,816	3,740

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

	Years Ended December 31,
	2023	2022
Cash flows from operating activities
Net income	$766	$1,934
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	743	406
Depreciation and amortization	2,956	1,033
Deferred income taxes	(433)	(278)
Stock-based compensation expense	1,365	763
Amortization of debt issuance costs	13	—
Changes in operating assets and liabilities, net of effect of business acquisition:
Decrease (increase) in accounts receivable	(1,870)	(9)
Decrease (increase) in other assets	70	(282)
Increase (decrease) in accounts payable	(67)	35
Increase (decrease) in deferred revenue	312	564
Increase (decrease) in accrued expenses and other liabilities	(795)	(147)
Net cash provided by operating activities	3,060	4,019

Cash flows from investing activities
Purchase of fixed assets	(25)	(66)
Capitalized software	(478)	—
Purchase of acquired business, net of cash received (See note 4)	350	(17,963)
Net cash used in investing activities	(153)	(18,029)

Cash flows from financing activities
Payment for stock repurchase and retirement (see Note 8)	—	(5,000)
Payment of note payable (see Note 6)	(22,000)	—
Proceeds from issuance of term loan (see Note 6)	19,988	—
Payment for capitalized debt issuance costs	(88)	—
Proceeds from exercise of stock options, net of income taxes	19	91
Net cash used in financing activities	(2,081)	(4,909)

Net change in cash	826	(18,919)
Cash- beginning	4,832	23,852
Currency translation adjustment	56	(101)
Cash- ending	$5,714	$4,832
Supplemental disclosures:
Cash paid for income taxes	$1,314	$954
Cash paid for interest	$1,394	$—
Non-cash activities:
Issuance of secured promissory note in acquisition of Newswire (see Note 4)	$—	$22,000
Shares issued in acquisition of Newswire (see Note 4)	$—	$3,892

SOURCE: Issuer Direct Corporation

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